UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 16, 2016 (March 10, 2016)
F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 Elliott Avenue West
Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On March 10, 2016, at the Annual Meeting of Shareholders for fiscal year 2015 (the “Annual Meeting”), the shareholders of F5 Networks, Inc. (the “Company”) voted on the election of nine directors to hold office until the annual meeting of shareholders for fiscal year 2016 and until their successors are elected and qualified; the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent public accounting firm for fiscal year 2016; and an advisory vote regarding approval of the compensation of the Company’s named executive officers.

A total of 60,669,259 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy at the Annual Meeting. The voting results were as follows:

Item 1: Election of nine directors:
Name of Director	For	Against	Abstain	Broker Non-Votes
A. Gary Ames	53,705,424	1,138,360	42,666	5,782,809
Sandra E. Bergeron	54,139,623	704,569	42,258	5,782,809
Deborah L. Bevier	54,081,553	763,997	40,900	5,782,809
Jonathan C. Chadwick	54,115,852	726,659	43,939	5,782,809
Michael L. Dreyer	54,128,942	713,805	43,703	5,782,809
Alan J. Higginson	53,615,256	1,212,363	58,831	5,782,809
Peter S. Klein	54,049,744	793,168	43,538	5,782,809
John McAdam	54,139,656	706,183	40,611	5,782,809
Stephen M. Smith	54,122,552	722,228	41,670	5,782,809

Item 2: Advisory vote on compensation of the Company’s named executive officers:
For	Against	Abstain	Broker Non-Votes
48,184,408	6,613,789	88,253	5,782,809

Item 3: Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2016:
For	Against	Abstain
59,956,902	642,170	70,187

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)
Date: March 16, 2016	By:	/s/ Scot F. Rogers
Scot F. Rogers
Executive Vice President and General Counsel